#2ce Putnam International Growth and Income Fund
6/30/04 annual

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A

Putnam Management has agreed to assume certain expenses incurred by the fund in connection with allegations of improper short term trading activity. During the funds fiscal period, legal, shareholder servicing and communication, audit, and Trustee fees incurred by the fund and assumed by Putnam Management were $17,212.


72DD1 (000s omitted)

Class A		 4,068
Class B		  1,573
Class C		  133

72DD2 (000s omitted)

Class M		  129
Class R		    0
Class Y		180

73A1

Class A		 0.129
Class B		 0.060
Class C		 0.055

73A2

Class M		  0.075
Class R		  0.125
Class Y		  0.162



74U1 (000s omitted)

Class A		 30,190
Class B		 24,552
Class C		  2,158

74U2 (000s omitted)

Class M		  1,400
Class R		    0
Class Y	          1,277

74V1
Class A		$10.39
Class B		 10.21
Class C		 10.32

74V2

Class M		$10.35
Class R		 10.39
Class Y		 10.42